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                           DRINKER BIDDLE & REATH LLP
                                One Logan Square
                              18th & Cherry Streets
                           Philadelphia, PA 19103-6996
                                 (215) 988-2700
                               FAX: (215) 988-2757


                                  April 3, 2000


Pegasus Communications Corporation
c/o Pegasus Communications Management Company
Suite 200
225 City Line Avenue
Bala Cynwyd, PA  19004

Ladies and Gentlemen:

                  We have acted as counsel to Pegasus Communications Corporation, a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-3 (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Securities Act"), relating to the proposed registration for resale of 3,000,000 shares of the Company's Series C Convertible Preferred Stock, par value $0.01 per share (the "Series C Preferred Stock") and the shares of the Company's Class A Common Stock, par value $0.01 per share (the "Class A Common Stock") issuable upon conversion thereof.

                  In this connection, we have examined the originals or copies, certified or otherwise identified to our satisfaction, of the Certificate of Incorporation, as amended, and the By-laws of the Company, resolutions of the Company's Board of Directors, and such other documents and corporate records relating to the Company and the issuance and sale of the Securities as we have deemed appropriate. This opinion is based exclusively on the General Corporation Law of the State of Delaware.

                  In all cases, we have assumed the legal capacity of each natural person signing any of the documents and corporate records examined by us, the genuiness of signatures, the authenticity of documents submitted to us as originals, the conformity to authentic original documents of documents submitted to us as copies and the accuracy and completeness of all corporate records and other information made available to us by the Company.


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Pegasus Communications Corporation
April 3, 2000
Page 2


                  On the basis of the foregoing, we are of the opinion that (i) the 3,000,000 shares of Series C Preferred Stock being registered for resale by the Registration Statement are duly authorized, validly issued, fully paid and nonasessable and (ii) to the extent that shares of Class A Common Stock are issued upon conversion of the Series C Preferred Stock, such shares of Class A Common Stock will be duly authorized, validly issued, fully paid and nonassessable.

                  We hereby consent to the reference to our firm under the caption "Legal Matters" in the prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we come within the categories of persons whose consent is required under Section 7 of the Securities Act.

                                                 Very truly yours,


                                                 /s/ Drinker Biddle & Reath LLP
                                                 DRINKER BIDDLE & REATH LLP